EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Art’s-Way Manufacturing Co., Inc., of our report dated February 22, 2010, relating to our audits of the financial statements of Art’s-Way Manufacturing Co., Inc. as of November 30, 2009 and 2008, and for the years then ended, which appear in the Annual Report on Form 10-K of Art’s-Way Manufacturing, Inc. for the year ended November 30, 2009.

/s/ Eide Bailly LLP
Minneapolis, Minnesota October 15, 2010